Exhibit 99.1

FOR IMMEDIATE RELEASE

Vera Therapeutics Reports Second Quarter 2021 Financial Results and Provides Corporate Update

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SOUTH SAN FRANCISCO, Calif., August 16, 2021 – Vera Therapeutics, Inc. (Nasdaq: VERA), a clinical-stage biotechnology company focused on developing treatments for immunological diseases that improve patients’ lives, today reported its financial results for the second quarter ended June 30, 2021 and provided a corporate update.

“The first half of 2021 was tremendously productive for Vera, during which we achieved key clinical and financial milestones and added great talent to our leadership team, positioning us well to make progress on our business objectives,” said Marshall Fordyce, MD, Founder and Chief Executive Officer of Vera Therapeutics. “In the second quarter, we initiated on schedule our Phase 2b clinical trial of atacicept in patients with IgA nephropathy (IgAN). Known as ’ORIGIN,’ this trial will potentially demonstrate atacicept as the first disease-modifying therapy for patients with IgAN. ORIGIN is a randomized controlled trial powered to determine whether atacicept’s proven ability to substantially reduce Gd-IgA1 translates into improvements in renal function, as measured by proteinuria. We look forward to providing additional clinical updates planned for the remainder of 2021 and into 2022.”

Second Quarter and Recent Business Highlights

•

Initiated patient enrollment for the dose-ranging Phase 2b ORIGIN trial, which is evaluating the safety and efficacy of the company’s lead product candidate, atacicept, in patients with IgAN who continue to have persistent proteinuria and remain at high risk of disease progression

•	Expanded the management team with several key new hires, including the appointment of Sean Grant, MBA, as Chief Financial Officer to oversee the company’s financial operations

•	Reported $91.6 million in cash and cash equivalents as of June 30, 2021, which includes net proceeds from the company’s initial public offering, which was completed in the second quarter of 2021

Financial Results for the Quarter Ended June 30, 2021

For the three months ended June 30, 2021, the company reported a net loss of $3.4 million, or a net loss per diluted share of $0.33, compared to a net loss of $3.6 million, or a net loss per diluted share of $11.10, for the same period last year. Outstanding shares of redeemable preferred stock were excluded from the computation of net loss per diluted share for periods prior to the conversion of those shares to common stock in May 2021.

During the six months ended June 30, 2021, net cash used in operating activities was $11.8 million, compared to $5.0 million for the same period last year.

Vera reported approximately $91.6 million in cash and cash equivalents as of June 30, 2021. This includes approximately $48.4 million in net proceeds from the company’s initial public offering of 5,002,500 shares of its Class A common stock, including the underwriters’ exercise of their option in full, which was completed in May 2021.

About Atacicept

Atacicept is a novel, disease-modifying fully humanized fusion protein that is a dual inhibitor of the cytokines B lymphocyte stimulator (BLyS) and a proliferation-inducing ligand (APRIL). These cytokines are members of the tumor necrosis factor family that promote B-cell survival and autoantibody production associated with immunologic diseases, including IgA nephropathy (IgAN), also known as Berger’s disease, and systemic lupus erythematosus. Vera believes that atacicept has the potential to be the best-in-class and the leading B cell-targeted therapy for IgAN. Atacicept has been well tolerated and has been used in clinical trials of more than 1,500 patients to date. In a clinical trial of IgAN patients, data show atacicept is the first known molecule to substantially reduce galactose-deficient immunoglobulin A (Gd-IgA1).

About Vera

Vera Therapeutics is a clinical-stage biotechnology company focused on developing treatments for immunological diseases that improve patients’ lives. Vera’s lead product candidate is atacicept, a fusion protein self-administered as a subcutaneous injection once weekly that blocks both B lymphocyte stimulator (BLyS) and a proliferation-inducing ligand (APRIL), which stimulate B cells and plasma cells to produce autoantibodies contributing to certain autoimmune diseases. In addition, Vera is evaluating additional diseases where the reduction of autoantibodies by atacicept may prove medically useful, including lupus nephritis, a severe renal manifestation of systemic lupus erythematosus. For more information, please visit www.veratx.com.

Forward-looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding, among other things, the results of Vera’s Phase 2b ORIGIN trial. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “plans,” “will”, “anticipates,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon Vera’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks and uncertainties associated with Vera’s business in general, the impact of the COVID-19 pandemic, and the other risks described in Vera’s filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. Vera undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Contacts

Investor Contact:

IR@veratx.com

Media Contact:

Greig Communications, Inc.

Kathy Vincent

(310) 403-8951

kathy@greigcommunications.com

VERA THERAPEUTICS, INC.

Unaudited Condensed Statements of Operations and Comprehensive Loss

(in thousands, except share and per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Operating expenses:
Research and development	$3,235	$1,954	$6,167	$3,393
General and administrative	2,614	1,219	4,398	2,251
Loss from operations	(5,849)	(3,173)	(10,565)	(5,644)
Total other income (expense)	2,412	(431)	2,414	(434)

Net loss and comprehensive loss	$(3,437)	$(3,604)	$(8,151)	$(6,078)

Net loss per share attributable to common stockholders, basic and diluted	$(0.33)	$(11.10)	$(1.49)	$(18.92)

Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	10,499,937	324,720	5,470,609	321,207

VERA THERAPEUTICS, INC.

Unaudited Condensed Balance Sheets

(in thousands)

	June 30,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$91,625	$53,654
Restricted cash, current	50	50
Prepaid expenses and other current assets	4,201	557

Total current assets	95,876	54,261
Restricted cash, noncurrent	293	293
Non-marketable equity securities	1,478	—

Total assets	$97,647	$54,554

Liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$1,723	$909
Restructuring liability, current	360	962
Accrued expenses and other current liabilities	1,688	535

Total current liabilities	3,771	2,406
Restructuring liability, noncurrent	1,435	1,634
Accrued and other noncurrent liabilities	286	286

Total liabilities	5,492	4,326
Redeemable convertible preferred stock	—	139,576
Stockholders’ equity (deficit)
Common stock	21	—
Additional paid-in-capital	191,732	2,099
Accumulated deficit	(99,598)	(91,447)

Total stockholders’ equity (deficit)	92,155	(89,348)

Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$97,647	$54,554

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